UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2006

Prescient Applied Intelligence, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21729	73-1247666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification Number)

1247 Ward Avenue, Suite 200

West Chester, Pennsylvania 19380

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 719-1600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under item 2.03 of this report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 25, 2006, Prescient Applied Intelligence, Inc., a Delaware corporation (the “Company”), entered into a Financing Agreement (the “Agreement”) with Sand Hill Finance, LLC (“SHF”). Pursuant to the terms of the Agreement, the Company has agreed to assign certain of its accounts receivable to SHF for collection and SHF has agreed to advance up to $1,000,000 to the Company in contemplation of the collection of certain of the Company’s accounts receivable. SHF is entitled to full recourse against the Company for any uncollected accounts receivable and is entitled to certain fees and expenses, as more fully explained below, in connection with its services. The Agreement is for a term of one year and is terminable at will by either party. The Company expects to use the advances under the Agreement for working capital requirements.

The advances made pursuant to the Agreement will be subject to a finance charge, an annual facility fee and other administrative charges. The finance charge will be paid on a monthly basis and will equal 1.9% on the net outstanding account balance for the month, calculated on a daily basis. The annual facility fee will equal 1% of the maximum amount of advances allowed pursuant to the terms of the Agreement and will be paid on the date of the first funding under the Agreement and each subsequent anniversary of the execution date of the Agreement as follows: $5,000 due at the first advance with the balance due, if and when the obligations under the Agreement exceed $500,000. In addition, the Company shall pay to SHF certain administrative fees for wire transfers and returned checks for insufficient funds in connection with collection of the Company’s accounts receivable.

The Agreement also contains certain negative covenants that limit the Company’s rights. Pursuant to the terms of the Agreement, the Company may not, without the prior written consent of SHF, (i) permit or suffer a change of control; (ii) acquire any assets outside the ordinary course of business in a transaction involving the payment of an aggregate amount of more than $100,000 (subject to certain exceptions); (iii) sell, lease, license or transfer any property, including intellectual property, except for sales of inventory and equipment or non-exclusive licenses entered into in the ordinary course of business; (iv) pay or declare any dividends (except for dividends payable solely in the Company’s stock); (v) redeem, purchase or otherwise acquire, any of the Company’s stock (unless approved by the Company’s board of directors); (vi) permit any account debtor to make payments on his, her or its account other than to SHF; (vii) make any investments in, or loans or advances to, any person other than in the ordinary course of business as currently conducted; (viii) make any payment on any indebtedness that is subordinate to the obligations incurred pursuant to the Agreement, other than in accordance with a subordination agreement in favor of SHF relating thereto; (ix) fail to make any tax payment on or before the due date; (x) enter into any material transaction with any affiliate of the Company except for (A) transactions that are in the ordinary course of the Company’s business and on fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliated person or (B) in connection with any transactions with Sharad Tak or any of his affiliates; (xi) incur any indebtedness other than (A) trade credit incurred in the ordinary course of business or (B) in connection with any transactions with Sharad Tak or any of his affiliates; (xii) permit any lien or security interest to attach to any collateral identified in the Agreement other than (A) in favor of SHF or (B) in connection with any transactions with Sharad Tak or any of his affiliates; or (xiii) agree to do any of the foregoing.

In connection with all amounts now or hereafter owing to SHF, the Company has granted SHF a security interest in all of the Company’s property, now owned or hereafter acquired, subject to certain exceptions. All fees and other amounts due and owing to SHF pursuant to the Agreement may be accelerated and become immediately due and payable upon an Event of Default. Any one or more of the following shall constitute an Event of Default under the Agreement: (a) the Company’s failure (i) to pay all or any part of the principal or interest due pursuant to the terms of the Agreement within 5 business days of the date due and payable, after giving effect to all applicable grace or cure periods, if any, (ii) to comply with any agreement or covenant set forth in the Agreement, (iii) to comply with the material terms of any material contract to which the Company is a party and any material agreement pursuant to which the Company has incurred indebtedness, or (iv) to comply in all material respects with any law to which the Company is subject; (b) any of the Company’s assets are attached or become subject to levy or legal proceeding, or if the Company becomes insolvent, or becomes the subject of any case or proceeding under the United States Bankruptcy Code or any other law relating to the reorganization or restructuring of debt; or (c) any representation made to SHF in the Agreement, or any information given to SHF by or on behalf of the Company shall be incorrect in any material respect as of the date such representation is made or such information is provided; or (d) the occurrence of a material adverse change in the Company’s condition or prospects.

A copy of the Financing Agreement is attached hereto as Exhibit 10.15 and is incorporated herein by reference. The foregoing description of the Financing Agreement is qualified in its entirety by reference to the full text of the Financing Agreement.

The Company does not have any material relationship with SHF other than in connection with the Agreement.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.15. Financing Agreement dated as of May 25, 2006 between Sand Hill Finance, LLC and Prescient Applied Intelligence, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prescient Applied Intelligence, Inc.

Date: May 30, 2006	By:	/s/ Thomas W. Aiken
Thomas W. Aiken
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.15	Financing Agreement dated as of May 25, 2006 between Sand Hill Finance, LLC and Prescient Applied Intelligence, Inc.